Exhibit 99.1

CONTACT
Company Contact	Investor Contact
Gina Rodrigues	Matt Glover
Aware, Inc.	Gateway Investor Relations
781-276-4000	949-574-3860
grodrigues@aware.com	AWRE@gatewayir.com

Aware Extends Biometric Security Market Leadership With Acquisition Of AFIX™ Product Line

With Addition of AFIX, Aware Provides a Comprehensive Family of ABIS Products

BEDFORD, MASS. – Nov. 17, 2020 – Aware, Inc., a leading global provider of biometrics software products, solutions and services, has acquired the AFIX™ suite of biometric products from Maxar Technologies. The addition of AFIX, which provides turnkey face and fingerprint biometric matching and forensic analysis software for small and medium-sized law enforcement and government agencies, extends the Aware ABIS product family.

With the AFIX product line and expertise, Aware is positioned for growth across a broad segment of ABIS customers, including small to large government agencies and enterprises across multiple verticals.

“Customers that have relied on Aware to provide the most full-featured, flexible, reliable and durable biometric security and forensic technologies on the market are asking for more choices in how the solutions are aligned to fit their individual needs,” said Robert Eckel, CEO of Aware. “Our purchase of the AFIX line of biometric solutions gives us the ability to grow and serve a much broader customer base seeking everything from small, customized solutions to enterprise implementations that can scale to millions of identities.”

The global market for biometric technology is growing at nearly 20 percent per year as vertical industries in public, private and commercial sectors struggle to counter security threats. Government agencies of all sizes have been particularly active biometrics users for many use cases, including passenger processing, law enforcement, and civil registries for identity card issuance, voter registration and benefit disbursements. The combination of AFIX with AwareABIS™ and Aware’s Astra™ enables quick turnkey deployments or customized solutions to keep communities safe – no matter their size.

Complete Family of Offerings for ABIS

With the acquisition of AFIX, Aware now offers a complete family of offerings for ABIS across civil use cases and law enforcement, offering solutions and resources for any sized community. Specifically, this includes:

•	AFIX systems, which have been installed in more than 500 sites across the U.S. and in more than 25 countries. The AFIX Tracker™ – an automated fingerprint, palmprint and latent print identification solution – is most often used in crime scene investigation applications. Most users are individual communities with populations of between 15,000 and 2 million, including sheriff’s offices in Polk County, Fla., and Harrison County, Miss.; and police departments in Denton, Texas, and Tuscaloosa, Ala.

•	AwareABIS, used for large-scale biometric identification and deduplication, provides fingerprint-, face-, and iris-based search, biometric deduplication, civil identity proofing, national ID confirmation and border management, with individual deployments serving between 2-30 million identities or more. AwareABIS leverages BioSP™ (Biometric Services Platform), Aware’s market-leading workflow and integration server to achieve unsurpassed configurability and ease of integration to existing IT infrastructures. It utilizes Aware’s high-performance, NIST-tested Nexa™ face, fingerprint, and iris matching algorithms, as well as top-tier fingerprint algorithms from trusted partners. AwareABIS is fast, scalable, and fault tolerant.

•	Aware’s Astra is the scalable, fault tolerant, configurable matching subsystem that provides the speed and accuracy of the AwareABIS platform. For commercial partners that provide their own business processes and workflows, Astra in stand-alone mode is the ideal way to plug high speed and accurate finger, face, iris and voice verification and identification into their solution offerings.

“The AFIX team is thrilled to join Aware,” said Scott Howard, director, AFIX. “Aware’s technologies have been an integral part of AFIX biometric identification products from the beginning. Our combined experience of more than fifty years of development and delivery of industry-leading biometric identification and verification technologies provides the catalyst for both the enhancement of existing products and the creation of new solutions. United through a common dedication to providing unsurpassed biometric solutions and mission-critical support to our clients, the AFIX team looks forward to new opportunities for growth, innovation, and strength as part of Aware, Inc.”

A group of entrepreneurs established AFIX in 1989 in an effort to serve an emerging market for Automated Fingerprint Identification Systems (AFIS) technology that operated on personal computers. Research into solutions that would serve a national firearms control system led to the introduction of the AFIX Tracker in 1998. Radiant Solutions, a Maxar Technologies company, later purchased AFIX, and in 2018 the company introduced facial recognition technology into the AFIX Tracker.

To learn more about the AwareABIS product family, visit Aware’s product webpage.

About Aware

Aware, a global leader in productized biometrics software products, solutions and services, provides critical biometric functionality to collect, manage, process, and match biometric images and data for identification and authentication. With their decades-long experience, Aware leads the market in liveness detection and multi-modal fusion to protect client and business processes through fingerprint, face, iris, and voice matching algorithms, mobile biometric capture and authentication software, a biometric workflow and middleware platform, and a fully-scalable ABIS. Their device-agnostic, integration-ready, and customer-managed products enable ease-of-use for enterprises to empower individuals to own their identities. Aware serves customers across a multitude of industries, including financial services, enterprise security, healthcare, human resources, citizen ID, border management, law enforcement, defense, and intelligence. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts. To learn more, visit https://www.aware.com or follow Aware on Twitter @AwareBiometrics.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue, of us broadening our customer base as a result of acquiring the AFIX suite of biometric products, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xi) part of our future business is dependent on market demand for, and acceptance of, the cloud-based model for the use of software: xii) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xiii) our intellectual property is subject to limited protection; xiv) we may be sued by third parties for alleged infringement of their proprietary rights; xv) we must attract and retain key personnel; xvi) we rely on single sources of supply for certain components used in our hardware products; xvii) our business may be affected by government regulations and adverse economic conditions; xviii) we may make acquisitions like our acquisition of the AFIX suite of biometric products, which could adversely affect our results or which may not achieve the results we are expecting, xix) we may have additional tax liabilities; and xx) we believe the effects caused by the COVID-19 pandemic will likely have an adverse impact on our revenue over the next several quarters.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and other reports and filings made with the Securities and Exchange Commission.

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Aware, AFIX and AFIX Tracker, are registered trademarks of Aware, Inc.